Exhibit 99.1

PRESS RELEASE

July 21, 2009

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2009 Second Quarter Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2009.

2009 Second Quarter Financial Highlights

For the three months ended June 30, 2009, net income was $800,000, which compares to net income for the three months ended June 30, 2008 of $1,102,000. After adjusting for $268,000 in preferred stock dividends and accretion of warrant discount, net income available to common shareholders for the three months ended June 30, 2009 was $532,000 or $0.19 per diluted share compared to $0.38 per diluted share for the three months ended June 30, 2008.

For the six months ended June 30, 2009, net income was $2,053,000, which compares to net income for the six months ended June 30, 2008 of $2,148,000. After adjusting for $475,000 in preferred stock dividends and accretion of warrant discount, net income available to common shareholders for the six months ended June 30, 2009 was $1,578,000 or $0.55 per diluted share compared to $0.74 per diluted share for the prior year period.

Other Financial Highlights include:

•	Consolidated assets increased 18.9% to $877,465,000 at June 30, 2009 from $738,040,000 at June 30, 2008.

•	Loans increased 9.7% to $566,601,000 at June 30, 2009 from $516,492,000 at June 30, 2008.

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•	Deposits increased 21.6% to $703,467,000 at June 30, 2009 from $578,273,000 at June 30, 2008.

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Net interest income increased 24.2% to $6,642,000 for the three months ended June 30, 2009 from $5,347,000 for the same three month period a year ago. For the six months ended June 30, 2009, net interest income increased 22.7% to $12,654,000 compared to $10,317,000 for the first six months of 2008.

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Non-interest income for the three months ended June 30, 2009 was $1,792,000, an increase of 3.8% compared to $1,727,000 for the same three month period a year ago. For the six months ended June 30, 2009, non-interest income increased 0.8% to $3,755,000 compared to $3,725,000 for the same period in 2008.

•	Declared quarterly common stock dividend of $0.1825 per share, or $0.73 per share on an annualized basis, representing an identical dividend for 2009 as declared in 2008.

Arthur H. Keeney III, President and CEO (who retired July 1, 2009) stated: “While we made significant progress in some areas (net interest income, net interest margin and expense control), we continued to adopt a conservative posture regarding our provision for possible loan losses by significantly increasing it during the second quarter. The result is that allowance for loan losses (“AFLL”) to period end loans stands at 1.02% at June 30 versus 0.88% at March 31, 2009. We took this action as we watched our non-performing loans to period end loans tick up to 1.83% at June 30, 2009 from 1.43% at March 31, 2009 (as compared to 1.85% at 12/31/08). However, we also watched our net charge-offs to average loans (annualized) decrease during the second quarter to 0.74% as compared to 1.37% during the first quarter of 2009. Management continues to expect losses on these well collateralized, non-performing loans to be minimal and below peer average. Consequently, we feel well positioned for what now appears most likely to be the continuation of our nation’s distressed economic condition into 2010.

“While we enjoyed a healthy increase (in excess of 24%) in our net interest income during the second quarter of 2009 as well as a 25 BP jump in our net interest margin to 3.37% at June 30, 2009 over the 3.12% level at March 31, 2009 (2.70% at December 31, 2008), this was not enough to overcome the impact of the increase in our provision expense and FDIC insurance premiums, and the FDIC special assessment, which occurred during the first six months of 2009. FDIC insurance expense was $910,000 for the six months ended June 30, 2009 versus $167,000 for the similar period in 2008, a variance of $743,000. This expense alone caused our total non-interest expenses to increase 5.8% for the six month period ending June 30, 2009 over the six month period ending June 30, 2008.

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“We continue to be pleased with the overall credit quality of our loan portfolio and its growth through June 30, 2009. We have been able to add several quality business relationships even though market and economic conditions remained in a weakened condition. Our strong capital position, enhanced by our liquidity enabled this to happen. We are in the business to lend money and we will continue to do so to credit worthy businesses and individuals.”

After nearly 14 years as President/CEO of the organization (and 40 years in the banking industry) Arthur H. Keeney III retired effective July 1, 2009. Succeeding Mr. Keeney as President/CEO is Mr. A. Dwight Utz who comes to the Company from MidSouth Bank in Lafayette, Louisiana. Mr. Utz served at that organization since 2001 as its Executive Vice President/Chief Retail Officer. Mr. Utz also serves as a director of the Company, and Mr. Keeney will continue to serve as a director.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the

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Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to pressures on the earnings, capital and liquidity of financial institutions in general, resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2009, December 31, 2008 and June 30, 2008

(Dollars in thousands, except per share data)

	June 30, 2009	December 31, 2008*	June 30, 2008
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$13,688	$15,897	$15,629
Interest bearing deposits	895	902	1,318
Overnight investments	10,645	—	—

Total cash and cash equivalents	25,228	16,799	16,947

Investment securities

Available-for-sale, at market value (cost of $231,683, $237,638 and $161,522 at June 30, 2009, December 31, 2008 and June 30, 2008, respectively)	232,521	239,709	157,589

Loans	566,601	538,836	516,492
Allowance for loan losses	(5,787)	(5,931)	(4,739)

Loans, net	560,814	532,905	511,753

Real estate and repossessions acquired in settlement of loans, net	7,200	3,724	603
Federal Home Loan Bank common stock, at cost	5,116	3,859	4,309
Bank premises and equipment, net	25,340	25,737	25,143
Accrued interest receivable	4,577	4,663	4,464
Bank owned life insurance	8,511	8,347	8,195
Other assets	8,158	6,108	9,037

Total	$877,465	$841,851	$738,040

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$96,023	$90,197	$106,601
Demand, interest bearing	115,738	99,011	97,542
Savings	18,341	16,882	17,796
Time	473,365	423,062	356,334

Total deposits	703,467	629,152	578,273

Payable, settlement for securities purchased	—	53,426	—
Accrued interest payable	1,646	2,889	3,089
Short-term borrowings	60,191	57,716	60,928
Long-term obligations	21,000	26,000	26,000
Other liabilities	5,369	4,725	4,944

Total liabilities	791,673	773,908	673,234

Shareholders’ equity
Preferred stock, Series A	17,041	—	—
Common stock, par value $3.50 per share	9,956	9,956	10,111
Capital surplus	25,746	25,707	26,332
Warrant	878	—	—
Retained earnings	31,676	31,026	30,801
Accumulated other comprehensive income (loss)	495	1,254	(2,438)

Total shareholders’ equity	85,792	67,943	64,806

Total	$877,465	$841,851	$738,040

Common shares outstanding	2,844,489	2,844,489	2,888,896
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	—	—
Preferred shares authorized	2,000,000	—	—

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and six months ended June 30, 2009 and 2008

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,666	$7,805	$15,013	$15,762
Interest on investment securities:
Interest exempt from federal income taxes	332	326	651	660
Taxable interest income	2,307	1,565	4,837	2,824
Dividend income		87	30	151
Other interest income	—	45	3	115

Total interest income	10,305	9,828	20,534	19,512

Interest expense:
Deposits:
Demand accounts	199	185	385	481
Savings	11	22	22	45
Time	3,173	3,668	6,768	7,571
Short-term borrowings	112	406	308	849
Long-term obligations	168	200	367	249
Other interest expense	—	—	30	—

Total interest expense	3,663	4,481	7,880	9,195

Net interest income	6,642	5,347	12,654	10,317
Provision for loan losses	2,000	570	2,750	900

Net interest income after provision for loan losses	4,642	4,777	9,904	9,417

Noninterest income:
Service charges on deposit accounts	916	859	1,792	1,705
Other service charges and fees	350	405	617	674
Mortgage origination brokerage fees	236	330	527	637
Net gain on sale of securities	183	19	588	94
Income from bank owned life insurance	82	76	164	165
Other operating income	25	38	67	450

Total noninterest income	1,792	1,727	3,755	3,725

Noninterest expenses:
Salaries	2,005	1,983	4,074	4,019
Retirement and other employee benefits	702	847	1,453	1,679
Occupancy	449	459	929	911
Equipment	431	414	819	836
Professional fees	102	86	399	296
Supplies	55	73	111	155
Telephone	138	161	290	338
FDIC deposit insurance	655	91	910	167
Other operating expenses	947	994	1,971	1,964

Total noninterest expenses	5,484	5,108	10,956	10,365

Income before income taxes	950	1,396	2,703	2,777
Income taxes	150	294	650	629

Net Income	800	1,102	2,053	2,148

Preferred stock dividends	224	—	406	—
Accretion of discounts	44	—	69	—

Income available to common stockholders	$532	$1,102	$1,578	$2,148

Net income per share – basic	$0.19	$0.38	$0.55	$0.74

Net income per share – diluted	$0.19	$0.38	$0.55	$0.74

Weighted average shares outstanding – basic	2,844,489	2,891,931	2,843,260	2,901,775

Weighted average shares outstanding – diluted	2,846,359	2,897,399	2,844,904	2,906,954

ECB Bancorp, Inc. Supplemental Quarterly Financial Data (unaudited)

(Dollars in thousands, except per share data)

	06/30/2009	03/31/2009	12/31/2008	09/30/2008	06/30/2008
Income Statement Data:
Interest income	$10,305	$10,229	$9,712	$9,874	$9,828
Interest expense	3,663	4,217	5,056	4,574	4,481

Net interest income	6,642	6,012	4,656	5,300	5,347
Provision for loan losses	2,000	750	1,110	440	570
Net after provision expense	4,642	5,262	3,546	4,860	4,777
Noninterest income	1,792	1,963	1,219	1,865	1,727
Noninterest expense	5,484	5,472	4,792	5,476	5,108
Income (loss) before income taxes	950	1,753	(27)	1,249	1,396
Income taxes	150	500	(289)	240	294

Net Income	800	1,253	262	1,009	1,102
Preferred stock dividend & accretion of discount	268	207	—	—	—

Net Income available to common shareholders	$532	$1,046	$262	$1,009	$1,102

Per Share Data and Shares Outstanding:
Net income – basic	$0.19	$0.37	$0.09	$0.35	$0.38
Net income – diluted	0.19	0.37	0.09	0.35	0.38
Cash dividends	0.1825	0.1825	0.1825	0.1825	0.1825
Book value at period end	24.17	24.58	23.89	22.88	22.43
Dividend payout ratio	96.05%	49.32%	202.78%	52.14%	48.03%
Weighted-average number of common shares outstanding:
Basic	2,844,489	2,842,017	2,851,292	2,883,121	2,891,931
Diluted	2,846,359	2,843,398	2,857,712	2,888,466	2,897,399
Shares outstanding at period end	2,844,489	2,844,489	2,844,489	2,887,996	2,888,896

Balance Sheet Data:
Total assets	$877,465	$865,383	$841,851	$767,768	$738,040
Loans —gross	566,601	550,639	538,836	524,337	516,492
Allowance for loan losses	5,787	4,828	5,931	5,077	4,739
Investment securities	232,521	247,663	239,709	154,077	157,589
Interest earning assets	815,778	806,045	783,306	704,524	679,708
Premises and equipment, net	25,340	25,482	25,737	25,250	25,143
Total deposits	703,467	688,082	629,152	619,019	578,273
Short-term borrowings	60,191	62,161	57,716	45,674	60,928
Long-term obligations	21,000	21,000	26,000	26,000	26,000
Shareholders’ equity	85,792	86,925	67,943	66,086	64,806

Selected Performance Ratios (annualized):
Return on average assets	0.37%	0.58%	0.14%	0.54%	0.61%
Return on average shareholders’ equity	3.64%	5.98%	1.59%	6.23%	6.52%
Net interest margin	3.37%	3.12%	2.70%	3.14%	3.33%
Efficiency ratio	63.08%	66.52%	80.93%	73.81%	69.73%

Asset Quality Ratios:
Nonperforming loans to period-end loans	1.83%	1.43%	1.85%	2.27%	0.12%
Allowance for loan losses to period-end loans	1.02%	0.88%	1.10%	0.97%	0.92%
Allowance for loan losses to nonperforming loans	56%	61%	59%	43%	752%
Net charge-offs to average loans (annualized)	0.74%	1.37%	0.19%	0.08%	0.17%

Capital Ratios:
Equity-to-assets ratio	9.78%	10.04%	8.07%	8.61%	8.78%
Leverage Capital Ratio	9.76%	9.87%	8.65%	9.00%	9.28%
Tier 1 Capital Ratio	13.20%	13.54%	10.83%	11.31%	11.52%
Total Capital Ratio	14.09%	14.31%	11.80%	12.16%	12.33%

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